UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

Power3Medical Products, Inc.
(Exact name of registrant as specified in its charter)

New York	000-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381
(Address of principal executive offices and zip code)

(281) 466-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-K filed with the Securities and Exchange Commission on September 9, 2008, on September 4, 2008, Mr. Steven B. Rash, Director, Chief Executive Officer, and Chairman of Power3 Medical Products, Inc. (the “Company”) resigned and thereby terminated his employment at the Company and his service as Director as of September 3, 2008. Mr. Rash resigned to pursue personal interests. There was no disagreement or dispute between Mr. Rash and the Company which led to his resignation.

On September 4, 2008, Dr. Ira Goldknopf, the sole remaining director, Chief Scientific Officer, and Director of Proteomics of the Company was appointed President, Chief Scientific Officer and interim Board Chairman. There are no understandings or arrangements between Mr. Goldknopf and any other person pursuant to which Dr. Goldknopf was selected as President and Interim Chairman.  Dr. Goldknopf presently serves on the Company’s Scientific Advisory Board. Dr. Goldknopf may be appointed to serve as a member of a committee although there are no current plans to appoint Dr. Goldknopf to a committee as of the date hereof.  Dr. Goldknopf does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Dr. Goldknopf has never entered into a transaction, nor is there any proposed transaction, between Dr. Goldknopf and the Company.

Dr. Goldknopf joined the Company in May 2004 as Chief Scientific Officer and Director. From August 2000 until May 2004, Dr. Goldknopf was Chief Scientific Officer of Advanced BioChem, from which the Company purchased intellectual property and other assets, and which he co-founded with Helen R. Park in 2000. Dr. Goldknopf has a B.A. in Chemistry from Hunter College and a Ph.D. in Biochemistry from Kansas State University. Dr. Goldknopf spent ten years on the faculty of Baylor College of Medicine, has held several industrial positions in biotechnology and pharmaceutical chemicals, and is the author of over 90 publications and the principal inventor of the Company’s intellectual property. Dr. Goldknopf also serves on the Company’s Scientific Advisory Board.

On September 7, 2008, Ms. Helen Park was named interim Chief Executive Officer of Power3 Medical Products, Inc., who assumed her duties beginning September 8, 2008. On September 7, 2008 the Company entered into a Consulting Agreement (the “Agreement”) with Bronco Technology, Inc whereby Ms. Park shall serve as Interim CEO for the Company. Ms. Park will be compensated on a monthly basis receiving $5,000 per month and 100,000 shares of the Company’s restricted common stock. Ms. Park will also receive commission payments based upon certain milestones of progress.

Ms. Park has an M.S. in Biochemistry at Baylor College of Medicine with 40 plus years in Science and Bio Technology business management. She and Dr. Goldknopf co-founded Advanced BioChem in 2000 and she served as CEO of the company. Ms. Park is founder and CEO of Bronco Technology Inc., which is a contracting and consulting firm for Bio-Technology Companies and Institutions, including Bayer Services Technology, UTMD Anderson Cancer Center, Flow Genix, UT Health Science Center, Agennix, and Meta-Informatics. She is currently consulting on business management reorganization with other Bio-Technology companies in Houston, Texas. Ms. Park is past President of the Houston chapter of The National Association of Women Business Owners (NAWBO) and sits on numerous other professional boards including; Clinical Ligand Assay Society, Women’s Chamber of Commerce of Texas, and Downs Syndrome Foundation of Houston. Ms. Park is author of over 30 publications, patent applications, articles, and presentations.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description

10.1	BTI Consulting Agreement dated September 07, 2008, by and between Bronco Technology, Inc. and Power3Medical Products, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

By:	/s/ Ira L. Goldknopf
Ira L. Goldknopf
President and Interim Chairman

Date: September 10, 2008